Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying annual report on Form 10-K of Phoenix Technologies, Ltd. for the fiscal year ended September 30, 2006 (the “Report”), I, Richard W. Arnold, Executive Vice President of Strategy & Corporate Development and Chief Financial Officer of Phoenix Technologies, Ltd., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)         such Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Phoenix Technologies Ltd.

December 14, 2006	By:	/s/ RICHARD W. ARNOLD
Date	Richard W. Arnold
Executive Vice President, Strategy &
Corporate Development and Chief Financial Officer
(Principal Financial Officer)